EXHIBIT 99.1
------------

                                   MEASUREMENT
                                   SPECIALTIES

Contact:  Frank Guidone, CEO
          (973) 808-3020

          Boutcher & Boutcher Investor Relations
          Aimee Boutcher
          (973) 239-2878

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

              MEASUREMENT SPECIALTIES ANNOUNCES FISCAL 2004 RESULTS
    POSTS NET INCOME OF $21.6 MILLION (PROFORMA NET INCOME OF $11.7 MILLION) -
                                     REVISED


Fairfield, NJ, May 27, 2004 - Measurement Specialties, Inc. (AMEX: MSS), a designer and manufacturer of sensors and sensor-based consumer products, today reported financial results for its three and twelve month periods ended March 31, 2004.

The proforma net income reported below corrects and supersedes proforma net income information contained in the Company's press release dated May 26, 2004.

The Company reported net income for the 12 months ended March 31, 2004 of $21.6 million, or $1.54 per diluted share, as compared to a net loss of $9.1 million, or $0.76 per diluted share for the same period last year. Proforma net income from continuing operations (which excludes non-cash equity based compensation, legal settlement expenses, restructuring charge, gain on the sale of assets and adjustments in tax provisions) was $11.7 million, or $0.83 per diluted share as compared to a proforma net loss of $4.5 million, or $0.38 per diluted share for the same period last year. As a result of the recognition of the previously deferred tax benefit, the Company recorded a $12.3 million tax credit in the period. Proforma results are adjusted for this credit and accordingly, are presented on a fully taxed basis (at the projected effective tax rate of 27.9%). Please refer to the notes and reconciliation regarding Non-GAAP financial measures contained in this release.

"We accomplished a tremendous amount this year," commented Frank Guidone, Company CEO. "Aside from dramatic change in financial results, we made great progress towards settling the outstanding litigation (and associated contingent liabilities), eliminated all funded debt, established a three year plan that includes the addition of strategic acquisitions, divested certain consumer assets to generate cash in support of our sensor growth plans, and enjoyed record sales and earnings in our Sensor division. We have established a solid foundation for growth in revenue and profitability, and look forward to continued success in FY05."

For the three months ended March 31, 2004, net sales increased 12.9% to $26.3 million, as compared to $23.3 million for the three months ended March 31, 2003. For the three months ended March 31, 2004, net sales in the Sensor division increased 35.2% to $16.5 million, as compared to $12.2 million for the three months ended March 31, 2003, while net sales in the

Consumer Products division decreased 10.8% to $9.9 million for the current fiscal quarter, as compared to $11.1 million for the three months ended March 31, 2003.

For the fiscal year ended March 31, 2004, net sales increased 4.8% to $112.8 million, as compared to $107.7 million for the fiscal year ended March 31, 2003. For the fiscal year ended March 31, 2004, net sales in the Sensor division increased 15.1% to $60.2 million, as compared to $52.3 million for the fiscal year ended March 31, 2003, while net sales in the Consumer Products division decreased 5.0% to $52.6 million for the fiscal year ended March 31, 2004, as compared to $55.4 million for the fiscal year ended March 31, 2003.

Please refer to the Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Company's Annual Report on Form 10-K filed with the SEC for a more complete discussion of sales, margin and expenses.

The Company will host an investor conference call on May 27 th at 10am EST to answer questions regarding the quarterly and yearly results reported in our
Annual Report on Form 10-K for fiscal year ended March 31, 2004.   US dialers:
(888) 428-4479; International dialers: (651) 291-0900. Interested parties may also listen via the Internet at: www.vcall.com. The call will be available for
                                 -------------
replay for 30 days through AT&T by dialing 800 475-6701 (US dialers), and entering access code 732167, and on Vcall.

COMPANY CONTACT: FRANK GUIDONE, CEO - 973 808-3020
INVESTOR/MEDIA CONTACT: AIMEE BOUTCHER - 973 239-2878
Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures", promulgated under the Securities and Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We believe that certain of our financial measures which meet the definition of a non-GAAP financial measure are important supplemental information to investors.

The Company uses pro forma measures of operating income, net income, and basic and diluted earnings per share. These pro forma measures exclude non-cash equity based compensation from the Company's statement of operations, as well as non-ordinary items relating to litigation matters and restructuring charges.
The non-cash equity based compensation results from warrants issued to Four Corners Capital Partners LP, a limited partnership of which Mr. Guidone, our Chief Executive Officer, is a principal. Excluding these items is useful for illustrating and explaining operating results and comparisons to prior periods. These items are excluded from our internal operating plans and measurement of financial performance, and we believe this is an important measure for investors to consider in order to better understand the trends in our operating results. The warrants that comprise the non-cash compensation have the same basic attributes of an incentive stock option, for which the Company uses the intrinsic value method allowed for under Financial Accounting Standards Board Statement No. 148. Under the intrinsic value method, there is no charge to the statement of operations for incentive stock options. Because of the structure of the arrangement with Mr. Guidone, the Company was not able to issue incentive stock options and, therefore, issued warrants to Four Corners Capital Partners LP.

Although the basic attributes of the warrants issued are similar to those of incentive stock options, the intrinsic value method is not acceptable under generally accepted accounting principles for valuing warrants, therefore resulting in the non-cash equity based compensation charge.


These non-GAAP financial measures are used in addition to and in conjunction
with the results presented in accordance with GAAP.   These non-GAAP financial
measures should not be relied upon to the exclusion of GAAP financial measures. These non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliation's to the corresponding GAAP financial measures, provide an
understanding of certain factors and trends relating to our business.   The
company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.


     Measurement Specialties is a designer and manufacturer of sensors, and sensor-based consumer products. Measurement Specialties produces a wide variety of sensors that use advanced technologies to measure precise ranges of physical characteristics, including pressure, motion, force, displacement, angle, flow, and distance. Measurement Specialties uses multiple advanced technologies, including piezoresistive, application specific integrated circuits (ASICs), micro-electromechanical systems (MEMS), piezopolymers, and strain gages to allow their sensors to operate precisely and cost effectively.

     This release includes forward looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including but not limited to, statements regarding non-recurring expenses, and resolution of pending litigation. Forward looking statements may be identified by such words or phases "should", "intends", "expects", "will", "continue", "anticipate", "estimated", "projected", "may", "we believe", "future prospects", or similar expressions. The forward-looking statements above involve a number of risks and uncertainties. Factors that might cause actual results to differ include, but are not limited to, success of any reorganization; ability to raise additional funds; the outcome of the class action lawsuits filed against the Company; the outcome of the current SEC investigation of the Company; conditions in the general economy and in the markets served by the Company; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers' operations affecting availability of component materials at reasonable prices; timely development and market acceptance, and warranty performance of new products; success in integrating prior acquisitions; changes in product mix, costs and yields, fluctuations in foreign currency exchange rates; uncertainties related to doing business in Hong Kong and China; and the risk factors listed from time to time in the Company's SEC reports. The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term. Actual results may differ materially. The Company assumes no obligation to update the information in this issue.

                                           MEASUREMENT SPECIALTIES, INC

                                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                                            FOR THE YEAR ENDED MARCH 31,
                                                                                      -------------------------------------
($IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)                                      2004         2003         2002
                                                                                      -------------------------------------
Net sales                                                                             $  112,813   $  107,676   $   97,273
Cost of goods sold                                                                        62,513       69,680       69,516
                                                                                      -------------------------------------
       Gross profit                                                                       50,300       37,996       27,757
                                                                                      -------------------------------------
Operating expenses (income):
  Selling, general and administrative                                                     30,448       34,245       35,681
  Litigation Settlement expense                                                            1,500        3,550            -
  Research and development                                                                 3,468        3,594        7,596
  Customer funded development                                                                 (4)        (367)      (1,784)
  Non-Cash Equity Based Compensation                                                       6,483            -            -
  Goodwill and other impairments                                                               -            -        4,417
  Restructuring costs                                                                        506        1,219          955
                                                                                      -------------------------------------
     Total operating expenses                                                             42,401       42,241       46,865
                                                                                      -------------------------------------
        Operating income (loss)                                                            7,899       (4,245)     (19,108)
  Interest expense, net                                                                      323        2,057        2,371
   Gain on Sale of Assets                                                                 (1,424)        (159)           -
   Other expense (income)                                                                   (112)        (303)         243
                                                                                      -------------------------------------
Income (loss) from continuing operations before income
    taxes and cumulative effect of accounting change                                       9,112       (5,840)     (21,722)
    Income tax                                                                           (12,262)         483        2,512
                                                                                      -------------------------------------
Income (loss) from continuing operations before cumulative
    effect of accounting change                                                           21,374       (6,323)     (24,234)
                                                                                      -------------------------------------
Discontinued operations:
     Income (loss) from operations of discontinued units (net of income tax benefit)         212       (3,910)      (4,565)
     Gain on disposition of discontinued units (net of income tax benefit)                     -        1,136            -
                                                                                      -------------------------------------
       Income (loss) from discontinued units                                                 212       (2,774)      (4,565)
                                                                                      -------------------------------------
Income (loss) before cumulative effect of accounting change                               21,586       (9,097)     (28,799)
Cumulative effect of accounting change, net of taxes                                           -            -         (248)
                                                                                      -------------------------------------
Net income (loss)                                                                     $   21,586   $   (9,097)  $  (29,047)
                                                                                      =====================================
Income (loss) per common share - Basic
   Income (loss) from continuing operations                                           $     1.73   $    (0.53)  $    (2.30)
   Income (loss) from discontinued units                                                    0.02        (0.23)       (0.43)
   Cumulative effect of accounting change                                                      -            -        (0.03)
                                                                                      -------------------------------------
         Net income (loss)                                                            $     1.75   $    (0.76)  $    (2.76)
                                                                                      =====================================
Income (loss) per common share - Diluted
   Income (loss) from continuing operations                                           $     1.53   $    (0.53)  $    (2.30)
   Income (loss) from discontinued units                                                    0.01        (0.23)       (0.43)
   Cumulative effect of accounting change                                                      -            -        (0.03)
                                                                                      -------------------------------------
         Net income (loss)                                                            $     1.54   $    (0.76)  $    (2.76)
                                                                                      =====================================
Weighted average shares outstanding - Basic                                               12,333       11,911       10,531
                                                                                      =====================================
Weighted average shares outstanding - Diluted                                             13,997       11,911       10,531
                                                                                      =====================================

                                 MEASUREMENT SPECIALTIES, INC.
                             CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (DOLLARS IN THOUSANDS)


                                                                        MARCH 31,    MARCH 31,
                                                                          2004         2003
---------------------------------------------------------------------  -----------  -----------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                            $   19,274   $    2,694
  Accounts receivable, trade, net of allowance for doubtful
    accounts of $327 and $1,038, respectively                              14,010       10,549
  Inventories                                                              10,170       14,275
  Assets held for sale
  Prepaid expenses and other current assets                                15,856        1,885
                                                                       -----------  -----------
    Total current assets                                                   59,310       29,403
                                                                       -----------  -----------

PROPERTY AND EQUIPMENT, NET                                                10,628       11,818
                                                                       -----------  -----------

OTHER ASSETS:
  Goodwill                                                                  4,191        4,191
  Deferred income taxes                                                     2,214            -
  Other assets                                                                657          756
                                                                       -----------  -----------
    Total other assets                                                      7,062        4,947
                                                                       -----------  -----------
  TOTAL ASSETS                                                         $   77,000   $   46,168
                                                                       ===========  ===========


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long term debt                                    $        -   $    3,260
  Accounts payable                                                          7,919        9,846
  Accrued compensation                                                      3,224        1,207
  Income taxes payable                                                                       -
  Accrued expenses and other current liabilities                            4,686        5,744
  Accrued litigation expenses                                               2,100        3,550
                                                                       -----------  -----------
    Total current liabilities                                              17,929       23,607

OTHER LIABILITIES:
  Long term debt                                                                -        2,000
  Deferred gain on sale of assets                                           6,744
  Other liabilities                                                         1,487        1,615
                                                                       -----------  -----------
    Total liabilities                                                      26,160       27,222
                                                                       -----------  -----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
  Serial preferred stock; 221,756 shares authorized; none outstanding           -            -
  Common stock, no par; 20,000,000 shares authorized; 13,257,084 and
  11,922,958 shares issued and outstanding, respectively                    5,502        5,502
  Additional paid-in capital                                               53,509       43,197
  Accumulated deficit                                                      (8,097)     (29,683)
  Accumulated other comprehensive loss                                        (74)         (70)
                                                                       -----------  -----------
           Total shareholders' equity                                      50,840       18,946
                                                                       -----------  -----------
                                                                       $   77,000   $   46,168
                                                                       ===========  ===========

The following table shows the Company's non-GAAP results reconciled to the Generally Accepted Accounting Principles ("GAAP") Consolidated Statements of Operations. The Company's non-GAAP results do not include non-cash compensation (please refer to the note titled "Non-Cash Compensation" under the Critical Accounting Policies Section of the Management Discussion and Analysis portion of the Company's Annual Report on Form 10-K).

                                                                               FOR THE THREE MONTHS        FOR THE TWELVE MONTHS
                                                                                  ENDED MARCH 31,              ENDED MARCH 31,
                                                                            -------------------------------------------------------
                                                                                2004          2003          2004          2003
                                                                            -------------------------------------------------------

    INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES            $     2,065   $    (3,814)  $     9,112   $     (5,840)
    Non-cash equity based compensation                                            1,530             -         6,483              -
    SEC settlement                                                                    -             -         1,000              -
    Class action settlement                                                       1,100         2,800         1,100          2,800
    Hibernia litigation                                                               -           750          (600)           750
    Restructuring charges                                                           (39)           96           506          1,219
    Gain on sale of assets                                                       (1,424)            -        (1,424)          (159)
                                                                            -------------------------------------------------------
    NON-GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES   $     3,232   $      (168)  $    16,177   $     (1,230)
                                                                            =======================================================

===================================================================================================================================
===================================================================================================================================

                                                                               FOR THE THREE MONTHS        FOR THE TWELVE MONTHS
                                                                                 ENDED MARCH 31,             ENDED MARCH 31,
                                                                            -------------------------------------------------------
                                                                                2004          2003          2004          2003
                                                                            -------------------------------------------------------

    NET INCOME (LOSS)                                                       $    15,200   $    (3,961)  $    21,586   $     (9,097)
    Non-cash equity based compensation                                            1,530             -         6,483              -
    SEC settlement                                                                    -             -         1,000              -
    Class action settlement                                                       1,100         2,800         1,100          2,800
    Hibernia litigation                                                               -           750          (600)           750
    Restructuring charges                                                           (39)           96           506          1,219
    Gain on sale of assets                                                       (1,424)            -        (1,424)          (159)
    Tax provision adjustment (1)                                                (14,037)            -       (16,987)             -

                                                                            -------------------------------------------------------
    NON-GAAP NET INCOME BEFORE DISCONTINUED OPERATIONS                      $     2,330   $      (315)  $    11,664   $     (4,487)
                                                                            =======================================================

    NON-GAAP INCOME (LOSS) PER COMMON SHARE - BASIC
    -----------------------------------------------
    Non-GAAP Income (loss) before discontinued operations                   $      0.18   $     (0.05)  $      0.95   $      (0.15)
    Income (loss) from discontinued units                                          0.01          0.02          0.02          (0.23)
                                                                            -------------------------------------------------------
    Non-GAAP Net income (loss)                                              $      0.19   $     (0.03)  $      0.97   $      (0.38)
                                                                            -------------------------------------------------------

    NON-GAAP INCOME (LOSS) PER COMMON SHARE - DILUTED
    -------------------------------------------------
    Non-GAAP Income (loss) before discontinued operations                   $      0.17   $     (0.05)  $      0.83   $      (0.15)
    Income (loss) from discontinued units                                          0.01          0.02          0.02          (0.23)
                                                                            -------------------------------------------------------
    Non-GAAP Net income (loss)                                              $      0.18   $     (0.03)  $      0.85   $      (0.38)
                                                                            =======================================================

    Weighted average shares outstanding - Basic                                  12,620        11,917        12,333         11,911

    Weighted average shares outstanding - Diluted                                14,069        11,917        13,997         11,911

(1) This non-GAAP measure adjusts the Company's as reported tax credit for fiscal year 2004 to provide for taxes at the expected effective tax rate of 27.9% for fiscal 2005, and includes adjustment for discontinued operations.